Exhibit 10.48

INCENTIVE STOCK OPTION AGREEMENT
UNDER THE AERIES TECHNOLOGY, INC.

2023 equity INCENTIVE PLAN

Name of Optionee:

No. of Option Shares:

Option Exercise Price per Share:	$
[FMV on Grant Date (110% of FMV if a 10% owner)]

Grant Date:

Expiration Date:
[No more than 10 years (5 years if a 10% owner)]

Pursuant to the Aeries Technology, Inc. 2023 Equity Incentive Plan, as amended through the date hereof (the “Plan”), Aeries Technology, Inc. (the “Company”) hereby grants to the Optionee named above an option (the “Option”) to purchase on or prior to the Expiration Date specified above all or part of the number of Class A ordinary shares, par value $0.0001 per share (the “Option Shares”), of the Company specified above at the Option Exercise Price per Share specified above subject to the terms and conditions set forth herein and in the Plan.

1. Exercisability Schedule. No portion of this Option may be exercised until such portion has become exercisable. Except as set forth below, and subject to the discretion of the Administrator (as defined in Section 2 of the Plan) to accelerate the exercisability schedule hereunder, this Option shall be exercisable with respect to the following number of Option Shares on the dates indicated below so long as the Optionee remains a Service Provider through the applicable date:

Incremental Number of Option Shares Exercisable	Exercisability Date

_____________ (___%)	____________
_____________ (___%)	____________
_____________ (___%)	____________
_____________ (___%)	____________
_____________ (___%)	____________

Once exercisable, this Option shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date, subject to the provisions hereof and of the Plan, including, but not limited to, the conditions set forth in Section 20 of the Plan.

2. Manner of Exercise.

(a) The Optionee may exercise this Option only in the following manner: from time to time on or prior to the Expiration Date of this Option, the Optionee must give written notice to the Administrator of the Optionee’s election to purchase some or all of the Option Shares purchasable at the time of such notice. This notice shall specify the number of Option Shares to be purchased.

Payment of the purchase price for the Option Shares may be made by one or more of the following methods, subject to Section 6 of the Plan: (i) in cash, by certified or bank check or other instrument acceptable to the Administrator; (ii) through the delivery (or attestation to the ownership) of Shares that have been purchased by the Optionee on the open market or that are beneficially owned by the Optionee and are not then subject to any restrictions under any Company plan and that otherwise satisfy any holding periods as may be required by the Administrator; (iii) by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker acceptable to the Company to promptly deliver to the Company cash or a check payable and to pay the option purchase price, provided that in the event the Optionee chooses to pay the option purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; or (iv) a combination of (i), (ii) and (iii) above. Payment instruments will be received subject to collection.

The transfer to the Optionee on the records of the Company or of the transfer agent of the Option Shares will be contingent upon (i) the Company’s receipt from the Optionee of the full purchase price for the Option Shares, as set forth above, (ii) the fulfillment of any other requirements contained herein or in the Plan or in any other agreement or provision of laws, and (iii) the receipt by the Company of any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Option Shares to be purchased pursuant to the exercise of Options under the Plan and any subsequent resale of the Option Shares will be in compliance with applicable laws and regulations. In the event the Optionee chooses to pay the purchase price by previously-owned Shares through the attestation method, the number of Shares transferred to the Optionee upon the exercise of the Option shall be net of the Shares attested to.

(b) The Option Shares purchased upon exercise of this Option shall be transferred to the Optionee on the records of the Company or of the transfer agent upon compliance to the satisfaction of the Administrator with all requirements under applicable laws or regulations in connection with such transfer and with the requirements hereof and of the Plan. The determination of the Administrator as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Option Shares subject to this Option unless and until this Option has been exercised pursuant to the terms hereof, the Company or the transfer agent has transferred the Option Shares to the Optionee, and the Optionee’s name has been entered as the shareholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Option Shares.

(c) Notwithstanding any other provision hereof or of the Plan, no portion of this Option shall be exercisable after the Expiration Date hereof.

3. Termination of Service Relationship. If the Optionee ceases to be a Service Provider, the period within which to exercise the Option may be subject to earlier termination as set forth below.

(a) Termination Due to Death. If the Optionee ceases to be a Service Provider by reason of the Optionee’s death, any portion of this Option outstanding on such date, to the extent exercisable on the date of death, may thereafter be exercised by the Optionee’s legal representative or legatee for a period of 12 months from the date of death or until the Expiration Date, if earlier. Any portion of this Option that is not exercisable on the date of death shall terminate immediately and be of no further force or effect.

(b) Termination Due to Disability. If the Optionee ceases to be a Service Provider by reason of the Optionee’s Disability (as determined by the Administrator), any portion of this Option outstanding on such date, to the extent exercisable on the date of such termination, may thereafter be exercised by the Optionee for a period of 12 months from the date of termination or until the Expiration Date, if earlier. Any portion of this Option that is not exercisable on the date of termination shall terminate immediately and be of no further force or effect.

(c) Termination for Cause. If the Optionee ceases to be a Service Provider by reason of the Company’s or a Subsidiary’s termination for Cause, any portion of this Option outstanding on such date (whether or not then exercisable) shall terminate immediately and be of no further force and effect.

(d) Other Termination. If the Optionee ceases to be a Service Provider for any reason other than the Optionee’s death, the Optionee’s Disability, or termination for Cause, and unless otherwise determined by the Administrator, any portion of this Option outstanding on such date may be exercised, to the extent exercisable on the date of termination, for a period of three months from the date of termination or until the Expiration Date, if earlier. Any portion of this Option that is not exercisable on the date of termination shall terminate immediately and be of no further force or effect.

The Administrator’s determination of the reason the Optionee ceased to be a Service Provider shall be conclusive and binding on the Optionee and the Optionee’s representatives or legatees.

4. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Option shall be subject to and governed by all the terms and conditions of the Plan, including, but not limited to, the powers of the Administrator set forth in Section 4(c) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

5. Transferability. This Agreement is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. This Option is exercisable, during the Optionee’s lifetime, only by the Optionee, and thereafter, only by the Optionee’s legal representative or legatee.

6. Status of the Option. This Option is intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), but the Company does not represent or warrant that this Option qualifies as such. To the extent that the aggregate fair market value of the Shares (determined on the Grant Date) with respect to which incentive stock options are exercisable for the first time by the Optionee during any calendar year exceeds $100,000, the Options or the portion thereof that exceeds such limit (according to the order in which they were granted) shall be treated as Nonstatutory Share Options. The Optionee should consult with the Optionee’s own tax advisors regarding the tax effects of this Option and the requirements necessary to obtain favorable income tax treatment under Section 422 of the Code, including, but not limited to, holding period requirements and that this Option must be exercised within three months after termination of employment as an employee (or within 12 months in the case of termination due to death or disability of the employee) to qualify as an “incentive stock option.” To the extent any portion of this Option does not so qualify as an “incentive stock option,” such portion shall be deemed to be a nonstatutory share option. If the Optionee intends to dispose or does dispose (whether by sale, gift, transfer or otherwise) of any Option Shares within the one-year period beginning on the date after the transfer of such shares to him or her, or within the two-year period beginning on the day after the grant of this Option, then, in accordance with Section 6(f)(vi) of the Plan, the Optionee will so notify the Company within 30 days after such disposition.

7. Tax Withholding. The Optionee shall, not later than the date as of which amounts with respect to this Option become includable in the gross income of the Optionee for income tax purposes, pay to the Company (or applicable member of the Company Group), or make arrangements satisfactory to the Administrator for payment of, any U.S. federal, state or local, and non-U.S. or other taxes of any kind required by law to be withheld by the Company (or applicable member of the Company Group) with respect to the Option or the Option Shares. The Administrator may require that the Company’s (or applicable member of the Company Group’s) tax withholding obligation be satisfied, in whole or in part, by (i) the Company withholding from the Option Shares to be issued pursuant to this Option a number of Shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due (provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid adverse accounting consequences); or (ii) an arrangement whereby a certain number of Shares subject to this Option are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due.

8. No Obligation to Continue Service Relationship. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Optionee’s service relationship and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the Optionee’s service relationship at any time.

9. Integration. This Agreement constitutes the entire agreement between the parties with respect to this Option and supersedes all prior agreements and discussions between the parties concerning such subject matter.

10. Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Optionee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Optionee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction that the Relevant Companies consider appropriate. The Optionee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law. The Optionee acknowledges that this Section 10 is subject to Section 24 of the Plan.

11. Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Optionee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

12. Clawback Acknowledgement. The Optionee acknowledges that the Optionee may become subject to the Aeries Technology, Inc. Executive Incentive Compensation Recoupment Policy adopted pursuant to Rule 10D-1 promulgated under the Exchange Act and Nasdaq Rule 5608, or any successor rule (the “Clawback Policy”). The Optionee understands that if the Optionee is or becomes subject to the Clawback Policy, the Company and/or the Board shall be entitled to recover all Erroneously Awarded Compensation (as defined in the Clawback Policy) from the Optionee pursuant to such means as the Company and/or the Board may elect. The Optionee agrees that the Optionee shall take all required action to enable such recovery. The Optionee understands that such recovery may be sought and occur after the Optionee’s employment or service with the Company terminates. The Optionee further agrees that the Optionee is not entitled to indemnification for any Erroneously Awarded Compensation or for any claim or losses arising out of or in any way related to Erroneously Awarded Compensation recovered pursuant to the Clawback Policy and, to the extent any agreement or organizational document purports to provide otherwise, the Optionee hereby irrevocably agrees to forgo such indemnification. The Optionee acknowledges and agrees that the Optionee has received and has had an opportunity to review the Clawback Policy. Any action by the Company to recover Erroneously Awarded Compensation under the Clawback Policy from the Optionee shall not, whether alone or in combination with any other action, event or condition, be deemed (i) an event giving rise to a right to resign for “good reason” or other similar term under any agreement between the Optionee and the Company (or any other member of the Company Group) or serve as a basis for a claim of constructive termination under any benefits or compensation arrangement applicable to the Optionee, or (ii) to constitute a breach of a contract or other arrangement to which the Optionee is a party. This Section 12 is a material term of this Agreement.

13. Governing Law. This Option shall be administered, interpreted, and enforced under the laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction.

14. Miscellaneous. Reference is made to: (i) that certain Exchange Agreement, dated as of November 6, 2023 (as it may be amended, restated or otherwise modified from time to time, the “AARK Exchange Agreement”), by and among the Company, Aark Singapore Pte. Ltd., a Singapore private company limited by shares, with company registration number 200602001D and Mr. Venu Raman Kumar, and (ii) that certain Exchange Agreement, dated as of November 6, 2023 (as it may be amended, restated or otherwise modified from time to time, the “Aeries Exchange Agreement” and, together with the AARK Exchange Agreement, the “Exchange Agreements”), by and among the Company, Aeries Technology Group Business Accelerators Private Limited, the Aeries Employee Stock Option Trust, Mr. Sudhir Appukuttan Panikassery, Mr. Bhisham Khare and Mr. Unikrishnan Balakrishnan Nambiar. For the avoidance of doubt, any acquisition or disposition of Shares or other transactions arising from, in connection with or contemplated by, one or both of the Exchange Agreements, including, without limitation, any “Proportionate Reduction” (as defined in the Amended and Restated Memorandum and Articles of Association of the Company), shall be deemed to be a transaction contemplated by the Business Combination Agreement and shall be deemed not to be a “Change in Control” under the Plan or this Agreement.

15. Electronic Delivery of Documents. The Optionee authorizes the Company to deliver electronically any prospectuses or other documentation related to the Options and any other compensation or benefit plan or arrangement in effect from time to time (including, without limitation, reports, proxy statements, or other documents that are required to be delivered to participants in such arrangements pursuant to federal or state laws, rules, or regulations). For this purpose, electronic delivery will include, without limitation, delivery by means of e-mail or e-mail notification that such documentation is available on the Company’s intranet site or the website of a third-party administrator designated by the Company. Upon written request, the Company will provide to the Optionee a paper copy of any document also delivered to the Optionee electronically. The authorization described in this paragraph may be revoked by the Optionee at any time by written notice to the Company.

AERIES TECHNOLOGY, INC.

By:
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof are hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Optionee (including through an online acceptance process) is acceptable.

Dated:
Optionee’s Signature

Optionee’s name and address: